Cincinnati Bell Reports First Quarter 2017 Results

HIGHLIGHTS

•	Revenue from strategic products totaled $165 million, up 9 percent compared to the prior year

•	Entertainment and Communications revenue totaled $195 million, up $5 million from a year ago - Fioptics revenue was up 26 percent year-over-year

•	Internet subscribers totaled 307,400, up 15,000 over the prior year

•	Acquired SunTel Services to expand CBTS' national footprint

•	Sold remaining 2.8 million shares of CyrusOne for proceeds of $141 million

CINCINNATI - May 9, 2017- Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the first quarter of 2017, highlighted by strategic revenues increasing $13 million over the prior year. Fioptics video subscribers totaled 141,100 at the end of the first quarter, up 21,100 compared to the same period in 2016. Fioptics internet subscribers totaled 207,300, up 42,800 compared to a year ago. In the first quarter of 2017, we passed an additional 11,800 addresses with Fioptics, which is now available to 545,200 homes and businesses, or 68 percent of Greater Cincinnati.

"Our fiber network and IT solutions business represent two distinct assets. This team's ability to capitalize on the demand for these strategic assets is key to our future growth," said Leigh Fox, president and chief operating officer. Fox also added, "We continue to execute on our long-term strategy. We sold our remaining stake in CyrusOne and the acquisition of SunTel Services was an important step toward expanding the national footprint of our IT services."

CONSOLIDATED RESULTS
Consolidated revenue for the first quarter of 2017 was $278 million, down 4 percent from the prior year primarily due to the decline of Telecom and IT hardware sales. Restructuring and severance related charges associated with cost-out initiatives resulted in an operating loss of $5 million for the quarter. Adjusted EBITDA1 totaled $71 million during the first quarter of 2017. Net income was $60 million, generating diluted earnings per share of $1.37. In the first quarter of 2017, we recognized a $118 million gain on the sale of our remaining 2.8 million shares of CyrusOne.

Entertainment and Communications Segment

•	Entertainment and Communications revenue for the quarter totaled $195 million, up $5 million compared to the prior year.

◦	Fioptics revenue for the quarter was $74 million, up 26 percent from the prior year.

◦	Strategic revenue for business and carrier customers totaled $51 million for the quarter, up $4 million year-over-year.

•	Operating loss for the quarter totaled $2 million, due to cost-out initiatives resulting in $26 million of restructuring and severance related charges.

•	Adjusted EBITDA for the quarter totaled $70 million, consistent with the prior year after excluding the impact of amortizing a post-retirement pension credit that ended in 2016.

IT Services and Hardware Segment

•	Revenue for the quarter was $86 million, down $16 million compared to the prior year.

◦	Strategic revenue was $44 million in the quarter, down from $48 million in the prior year.

◦	Telecom and IT hardware revenue was $36 million for the quarter, compared to $48 million in the first quarter of 2016.

•	Operating income totaling $3 million for the quarter and Adjusted EBITDA of $6 million were down from the prior year, primarily as a result of the following:

◦	Decline of Telecom and IT Hardware sales,

◦	Decreased professional services and management and monitoring revenue due to increased in-sourcing of IT professionals by our customer base, and

◦	Increased costs associated with expanding our national footprint

2017 Outlook
Cincinnati Bell reaffirms its financial guidance for 2017:

Category	2017 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$295 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on May 9 at 10:00 a.m. (ET) to discuss its results for the first quarter of 2017. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (800) 289-0572. Callers located outside of the U.S. and Canada may dial (913) 981-5597. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Tuesday, May 23, 2017. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 4646239. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health.  The company defines free cash flow as cash provided by (used in) operating activities, adjusted for capital expenditures, restructuring and severance related payments, preferred stock dividends, dividends received from CyrusOne (equity method investment), cash used in or (provided by) discontinued operations, including the decommission of wireless towers, and transaction costs.  Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net (loss) income applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net (loss) income applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,		Change
	2017	2016	$	%

Revenue	$278.2	$288.9	$(10.7)	(4)%

Costs and expenses
Cost of services and products	154.8	162.7	(7.9)	(5)%
Selling, general and administrative	56.7	53.2	3.5	7%
Depreciation and amortization	45.8	43.4	2.4	6%
Restructuring and severance related charges	25.6	—	25.6	n/m
Other	0.6	—	0.6	n/m

Operating (loss) income	(5.3)	29.6	(34.9)	n/m

Interest expense	18.0	20.3	(2.3)	(11)%
Gain on extinguishment of debt	—	(2.4)	2.4	n/m
Gain on sale of Investment in CyrusOne	(117.7)	—	(117.7)	n/m
Other income, net	(0.4)	—	(0.4)	n/m

Income before income taxes	94.8	11.7	83.1	n/m
Income tax expense	34.4	4.7	29.7	n/m

Net income	60.4	7.0	53.4	n/m

Preferred stock dividends	2.6	2.6	—	0%

Net income applicable to common shareowners	$57.8	$4.4	$53.4	n/m

Basic and diluted net earnings per common share	$1.37	$0.10

Weighted average common shares outstanding
(in millions)
- Basic	42.1	42.0
- Diluted	42.3	42.1

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,		Change
	2017	2016	$	%
Entertainment and Communications
Revenue
Data	$87.6	$85.2	$2.4	3%
Voice	67.7	70.2	(2.5)	(4)%
Video	36.0	29.0	7.0	24%
Services and other	4.0	5.9	(1.9)	(32)%

Total revenue	195.3	190.3	5.0	3%

Operating costs and expenses
Cost of services and products	93.3	87.8	5.5	6%
Selling, general and administrative	36.0	34.6	1.4	4%
Depreciation and amortization	42.0	40.2	1.8	4%
Other*	25.6	—	25.6	n/m

Total operating costs and expenses	196.9	162.6	34.3	21%

Operating (loss) income	$(1.6)	$27.7	$(29.3)	n/m

IT Services and Hardware
Revenue
Professional Services	$21.7	$26.2	$(4.5)	(17)%
Management and Monitoring	5.0	8.1	(3.1)	(38)%
Unified Communications	9.9	10.1	(0.2)	(2)%
Cloud Services	13.7	10.2	3.5	34%
Telecom and IT hardware	35.9	47.9	(12.0)	(25)%

Total revenue	86.2	102.5	(16.3)	(16)%

Operating costs and expenses
Cost of services and products	64.7	78.6	(13.9)	(18)%
Selling, general and administrative	15.2	13.5	1.7	13%
Depreciation and amortization	3.8	3.2	0.6	19%

Total operating costs and expenses	83.7	95.3	(11.6)	(12)%

Operating income	$2.5	$7.2	$(4.7)	(65)%

	*Other includes restructuring and severance related charges.

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2017	2016	$	%
Entertainment and Communications
Consumer
Strategic
Data	$29.8	$23.5	$6.3	27%
Voice	5.9	5.2	0.7	13%
Video	35.4	28.5	6.9	24%
Services and other	0.4	0.9	(0.5)	(56)%
	71.5	58.1	13.4	23%
Legacy
Data	9.6	12.2	(2.6)	(21)%
Voice	17.8	19.8	(2.0)	(10)%
Services and other	0.8	1.1	(0.3)	(27)%
	28.2	33.1	(4.9)	(15)%
Integration
Services and other	0.1	1.1	(1.0)	(91)%

Total consumer revenue	$99.8	$92.3	$7.5	8%

Business
Strategic
Data	$24.9	$23.6	$1.3	6%
Voice	14.6	12.0	2.6	22%
Video	0.6	0.5	0.1	20%
Services and other	0.5	0.4	0.1	25%
	40.6	36.5	4.1	11%
Legacy
Data	4.5	5.4	(0.9)	(17)%
Voice	25.4	29.0	(3.6)	(12)%
Services and other	0.3	0.3	—	0%
	30.2	34.7	(4.5)	(13)%
Integration
Services and other	0.3	0.4	(0.1)	(25)%

Total business revenue	$71.1	$71.6	$(0.5)	(1)%

Carrier
Strategic
Data	$10.7	$11.0	$(0.3)	(3)%
Legacy
Data	8.1	9.5	(1.4)	(15)%
Voice	4.0	4.2	(0.2)	(5)%
Services and other	1.6	1.7	(0.1)	(6)%
	13.7	15.4	(1.7)	(11)%

Total carrier revenue	$24.4	$26.4	$(2.0)	(8)%

Total Entertainment and Communications Revenue	$195.3	$190.3	$5.0	3%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2017	2016	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$18.3	$22.3	$(4.0)	(18)%
Management and Monitoring	5.0	8.1	(3.1)	(38)%
Unified Communications	7.1	7.5	(0.4)	(5)%
Cloud Services	13.7	10.2	3.5	34%
	44.1	48.1	(4.0)	(8)%
Integration
Professional Services	3.4	3.9	(0.5)	(13)%
Unified Communications	2.8	2.6	0.2	8%
Telecom and IT hardware	35.9	47.9	(12.0)	(25)%
	42.1	54.4	(12.3)	(23)%

Total IT Services and Hardware Revenue	$86.2	$102.5	$(16.3)	(16)%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2017	2016	$	%
Revenue
Entertainment and Communications	$195.3	$190.3	$5.0	3%
IT Services and Hardware	86.2	102.5	(16.3)	(16)%
Eliminations	(3.3)	(3.9)	0.6	(15)%

Total revenue	$278.2	$288.9	$(10.7)	(4)%

Cost of Services and Products
Entertainment and Communications	$93.3	$87.8	$5.5	6%
IT Services and Hardware	64.7	78.6	(13.9)	(18)%
Eliminations	(3.2)	(3.7)	0.5	(14)%

Total cost of services and products	$154.8	$162.7	$(7.9)	(5)%

Selling, General and Administrative
Entertainment and Communications	$36.0	$34.6	$1.4	4%
IT Services and Hardware	15.2	13.5	1.7	13%
Corporate and eliminations	5.5	5.1	0.4	8%

Total selling, general and administrative	$56.7	$53.2	$3.5	7%

Depreciation and Amortization
Entertainment and Communications	$42.0	$40.2	$1.8	4%
IT Services and Hardware	3.8	3.2	0.6	19%

Total depreciation and amortization	$45.8	$43.4	$2.4	6%

Other*
Entertainment and Communications	$25.6	$—	$25.6	n/m
Corporate	0.6	—	0.6	n/m

Total other	$26.2	$—	$26.2	n/m

Operating (Loss) Income
Entertainment and Communications	$(1.6)	$27.7	$(29.3)	n/m
IT Services and Hardware	2.5	7.2	(4.7)	(65)%
Corporate	(6.2)	(5.3)	(0.9)	17%

Total operating (loss) income	$(5.3)	$29.6	$(34.9)	n/m

	* Other includes restructuring and severance related charges and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Residential voice lines
Legacy voice lines	111.1	117.5	124.6	131.7	138.7
Fioptics voice lines	85.5	83.8	80.3	77.4	74.4
Total residential voice lines	196.6	201.3	204.9	209.1	213.1

Business voice lines
Legacy voice lines	183.9	190.7	197.7	203.2	208.9
VoIP lines*	136.4	131.7	121.2	112.7	107.0
Total business voice lines	320.3	322.4	318.9	315.9	315.9

Total voice lines	516.9	523.7	523.8	525.0	529.0

Long distance lines	311.0	317.3	323.7	329.3	334.0

Internet subscribers
DSL	100.1	105.6	114.2	121.7	127.9
Fioptics	207.3	197.6	185.6	175.0	164.5

Total internet subscribers	307.4	303.2	299.8	296.7	292.4

Fioptics video subscribers	141.1	137.6	133.4	126.8	120.0

Fioptics units passed	545.2	533.4	509.5	478.7	453.7

*	VoIP lines include Fioptics business voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,
	2017	2016

Receivables Facility	$—	$89.5
Corporate Credit Agreement - Tranche B Term Loan	315.8	315.8
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
Cincinnati Bell Telephone Notes	87.9	87.9
Capital leases and other debt	74.0	69.5
Net unamortized premium	8.3	8.5
Unamortized note issuance costs	(11.4)	(11.9)

Total debt	1,121.9	1,206.6

Less: Cash and cash equivalents	(44.7)	(9.7)

Net debt (Non-GAAP)	$1,077.2	$1,196.9

Corporate Credit Agreement availability	$150.0	$150.0

Common shares outstanding	42.1	42.1

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended March 31, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$60.4
Add:
Income tax expense				34.4
Interest expense				18.0
Gain on sale of Investment in CyrusOne				(117.7)
Other income, net				(0.4)

Operating (loss) income (GAAP)	$(1.6)	$2.5	$(6.2)	$(5.3)
Add:
Depreciation and amortization	42.0	3.8	—	45.8
Restructuring and severance related charges	25.6	—	—	25.6
Transaction costs	—	—	0.6	0.6
Pension and other retirement plan expenses	3.7	—	0.5	4.2
Adjusted EBITDA (Non-GAAP)	$69.7	$6.3	$(5.1)	$70.9

Adjusted EBITDA Margin (Non-GAAP)	36%	7%	—	25%

	Three Months Ended March 31, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$7.0
Add:
Income tax expense				4.7
Interest expense				20.3
Gain on extinguishment of debt				(2.4)

Operating income (GAAP)	$27.7	$7.2	$(5.3)	$29.6
Add:
Depreciation and amortization	40.2	3.2	—	43.4
Pension and other retirement plan expenses	3.7	—	0.5	4.2
Adjusted EBITDA (Non-GAAP)	$71.6	$10.4	$(4.8)	$77.2

Adjusted EBITDA Margin (Non-GAAP)	38%	10%	—	27%

Year-over-year dollar change in Adjusted EBITDA	$(1.9)	$(4.1)	$(0.3)	$(6.3)

Year-over-year percentage change in Adjusted EBITDA	(3)%	(39)%	6%	(8)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016

Cash provided by operating activities	$53.9	$65.7

Capital expenditures	(55.1)	(62.4)
Proceeds from sale of Investment in CyrusOne	140.7	—
Acquisitions of businesses	(9.2)	—
Dividends received from Investment in CyrusOne (equity method investment)	—	2.1
Other, net	0.5	(0.1)

Cash provided by (used in) investing activities	76.9	(60.4)

Net (decrease) increase in corporate credit and receivables facilities with initial maturities less than 90 days	(89.5)	28.9
Repayment of debt	(2.1)	(30.9)
Debt issuance costs	(0.5)	—
Dividends paid on preferred stock	(2.6)	(2.6)
Other, net	(1.1)	(0.2)

Cash used in financing activities	(95.8)	(4.8)

Net increase in cash and cash equivalents	35.0	0.5
Cash and cash equivalents at beginning of period	9.7	7.4

Cash and cash equivalents at end of period	$44.7	$7.9

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$53.9	$65.7
Adjustments:
Capital expenditures	(55.1)	(62.4)
Restructuring and severance related payments	12.7	—
Preferred stock dividends	(2.6)	(2.6)
Dividends received from Investment in CyrusOne (equity method investment)	—	2.1
Decommissioning of wireless towers	—	1.7
Cash used by discontinued operations	—	3.4
Transaction costs	0.6	—

Free cash flow (Non-GAAP)	$9.5	$7.9

Income tax payments	$—	$0.6

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended March 31, 2016	$7.9

Decrease in Adjusted EBITDA (Non-GAAP)	(6.3)
Decrease in capital expenditures	7.3
Increase in interest payments	(11.0)
Decrease in dividends received from Investment in CyrusOne	(1.0)
Increase in pension and postretirement payments and contributions	(0.1)
Change in working capital and other	12.7

Free Cash Flow (Non-GAAP) for the three months ended March 31, 2017	$9.5

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016

Entertainment and Communications	$49.5	$93.8	$63.1	$55.3	$60.3
IT Services and Hardware	5.6	3.8	4.1	3.8	2.0
Corporate	—	—	—	0.1	0.1
Total capital expenditures	$55.1	$97.6	$67.2	$59.2	$62.4

Cincinnati Bell Inc.
Reconciliation of Net Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016

Net income applicable to common shareholders (GAAP)	$57.8	$4.4

Special items:
Restructuring and severance related charges	25.6	—
Transaction costs	0.6	—
Gain on extinguishment of debt	—	(2.4)
Gain on sale of Investment in CyrusOne	(117.7)	—
Income tax effect of special items *	33.2	1.4
Total special items	(58.3)	(1.0)

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(0.5)	$3.4

Weighted average diluted shares outstanding	42.1	42.1

Diluted earnings per common share (GAAP)	$1.37	$0.10

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.01)	$0.08

*	Special items have been tax effected such that the normalized effective tax rate is 36%.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2017 Operating Income (GAAP) Guidance	$67

Add:

Depreciation and amortization	185
Restructuring and severance related charges	26
Pension and other retirement plan expenses	17

2017 Adjusted EBITDA (Non-GAAP) Guidance	$295	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com